UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
December 21, 2023

Cutera, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3240 Bayshore Blvd.
Brisbane, California 94005
(Address of principal executive offices, including zip code)
(415) 657-5500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	CUTR	The NASDAQ Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In preparing its Quarterly Report on Form 10-Q for the period ended September 30, 2023, management of Cutera, Inc. (the “Company”) performed a physical inventory count and identified material errors in the Company’s accounting for physical inventory and deficiencies in the related internal controls (collectively, the “Inventory Issues”), which the Company believes impacted (i) the Company’s previously issued condensed consolidated financial statements as of and for the three months ended March 31, 2023 (the “Q1 Financial Statements”) and (ii) the Company’s previously issued condensed consolidated financial statements as of and for the three and six months ended June 30, 2023 (the “Q2 Financial Statements” and, together with the Q1 Financial Statements, the “Prior Financial Statements”). The Company is also evaluating a potential reclassification error between cash flow from operating activities and cash flows from investing activities in the Q1 and Q2 Financial Statements. The Company believes the error will result in an increase in net cash used in operating activities and a corresponding decrease in net cash provided by investing activities of approximately $2 million in the six months ended June 30, 2023.

As a result of the Inventory Issues, the Company identified that the inventory balance in its system of record as of September 30, 2023 was overstated relative to the result of the physical inventory count. The Company has not fully completed its review of the Inventory Issues but believes that the inventory balances in the Q1 Financial Statements and Q2 Financial Statements were overstated (the “Inventory Overstatements”) by approximately $3 million as of March 31, 2023 and approximately $5 million as of June 30, 2023. The Inventory Overstatements resulted in a corresponding material understatement of (i) the associated costs of revenue disclosed on the condensed consolidated statements of operations, and (ii) the Company’s net loss for each of the Prior Financial Statements. The expected financial impact of the errors described above is preliminary and subject to change.

Due to the Inventory Issues, on December 21, 2023, the Audit Committee of the Board of Directors of the Company, after discussion with management, and its independent registered public accounting firm, BDO USA, P.C. (“BDO”), concluded that (i) the Q1 Financial Statements, included in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2023, and (ii) the Q2 Financial Statements included in the Quarterly Report on Form 10-Q filed with the SEC on August 9, 2023 should no longer be relied upon. Similarly, any previously furnished or filed reports, related earnings releases, investor presentations or similar communications of the Company describing the Prior Financial Statements should no longer be relied upon.

The Company is currently in the process of identifying and evaluating the magnitude and severity of internal control deficiencies that resulted in the matters above.

The Company intends to file a Form 10-Q/A for each of the periods impacted by the above (the “Amended Reports”) and intends to include restated Q1 Financial Statements and restated Q2 Financial Statements, as applicable, with each Amended Report. The Company intends to file the Amended Reports shortly before its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2023. The Company anticipates filing a Form 10-Q/A for the period ended March 31, 2023, and for the period ended June 30, 2023, and a Form 10-Q for the period ended September 30, 2023, in January 2024.

The Company’s management and the Audit Committee have discussed the matters described in this Item 4.02(a) with BDO.

Cautionary Note Regarding Forward-Looking Statements.

This Current Report on Form 8-K includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include, without limitation, statements regarding the anticipated impact of the accounting errors identified in the Company’s previously issued financial statements, the Company’s anticipated timing of the filing of the Amended Reports and the Form 10-Q for the three and nine months ended September 30, 2023. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements, including the risk that the completion and filing of the aforementioned periodic reports will take longer than expected and that additional information may become known prior to the expected filing of the aforementioned periodic reports with the SEC. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

Item 9.01.     Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CUTERA, INC.

Date: December 21, 2023	/s/ Taylor C. Harris
Taylor C. Harris
Chief Executive Officer